Exhibit 21.1
Subsidiaries of MPM Holdings Inc.
as of December 31, 2015

Subsidiary	Jurisdiction
MPM Intermediate Holdings Inc.	Delaware
Momentive Performance Materials Inc.	Delaware
MPM Escrow LLC	Delaware
MPM Finance Escrow Corp.	Delaware
Momentive Performance Materials Worldwide LLC	Delaware
Momentive Performance Materials USA LLC	Delaware
Juniper Bond Holdings I LLC	Delaware
Juniper Bond Holdings II LLC	Delaware
Juniper Bond Holdings III LLC	Delaware
Juniper Bond Holdings IV LLC	Delaware
Momentive Performance Materials Quartz, Inc.	Delaware
MPM Silicones, LLC	New York
Momentive Performance Materials South America Inc.	Delaware
Momentive Performance Materials China SPV Inc.	Delaware
MPM AR LLC	Delaware
Momentive Performance Materials Industria de Silicones Ltda	Brazil
Momentive Performance Materials Nova Scotia ULC	Canada
Momentive Performance Materials S. de R.L. de C.V.	Mexico
Momentive Performance Materials Shanghai Co Ltd	China
Momentive Performance Materials (Nantong) Co Ltd	China
Wuxi Momentive Performance Materials Co Ltd	China
Momentive Performance Materials Hong Kong Ltd	Hong Kong
Momentive Performance Materials Japan LLC	Japan
Ohta Kako LLC	Japan
Momentive Performance Materials Korea Co Ltd	Korea
Momentive Performance Materials Pte Ltd	Singapore
Momentive Services S. de R.L. de C.V.	Mexico
Momentive Performance Materials Limited	United Kingdom
Momentive Performance Materials Commercial Services GmbH	Germany
Momentive Performance Materials Rus LLC	Russia
Momentive Performance Materials Kimya Sanayi Ve Ticaret Limited Sirketi	Turkey
Momentive Performance Materials (Pty) Ltd.	South Africa
Momentive Performance Materials (Shanghai) Management Co., Ltd.	China
Momentive Performance Materials (Shanghai) Trading Co., Ltd.	China
TA Holding Pte Ltd	Singapore
Nautilus Pacific Two Pte Ltd	Singapore
Nautilus Pacific Four Pte Ltd	Singapore
Momentive Performance Materials Asia Pacific Pte Ltd	Singapore
Momentive Performance Materials (Thailand) Ltd	Thailand
Momentive Performance Materials Benelux BVBA	Belguim
Momentive Performance Materials France Sarl	France
Momentive Performance Materials FZE	Dubai
Momentive Performance Materials GmbH	Germany
Momentive Performance Materials Quartz GmbH	Germany
Momentive Performance Materials (India) Private Limited	India
Momentive Performance Materials Italy Srl	Italy
Momentive Performance Materials Specialties Srl	Italy
Momentive Performance Materials Silicones BV	Netherlands
Momentive Performance Materials Suisse Sarl	Switzerland